Exhibit 23.4

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-00000) of BNP Residential Properties, Inc. of our reports dated June 8, 2005, with respect to the statements of revenue and certain operating expenses of Marina Shores Apartments and Paces Watch Apartments in its Current Report on Form 8-K/A dated March 31, 2005, filed with the Securities and Exchange Commission.



/s/  Reznick Fedder and Silverman

Charlotte, North Carolina
June 30, 2005


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